EXHIBIT 10.3
AMENDMENT OF
CHANGE OF CONTROL AGREEMENT

WHEREAS, EVEREST REINSURANCE COMPANY (the “Company”), EVEREST REINSURANCE HOLDINGS, INC. (“Holdings”), EVEREST RE GROUP, LTD. (“Group”), EVEREST GLOBAL SERVICES, INC. (“Everest Services”) and Joseph V. Taranto (“Taranto”) are parties to a Change of Control Agreement effective as of January 1, 2011 (the “Change of Control Agreement”).

WHEREAS, the Change of Control Agreement is intended to track and exist in concert with the Employment Agreement entered into between the Company, Holdings, Everest Services and Taranto and effective as of January 1, 2011 (the “Employment Agreement”).

WHEREAS, the Employment Agreement was superseded and replaced as of July 1, 2012, with a revised Employment Agreement reflecting an extension of Taranto’s term of employment under the Employment Agreement to continue through December 31, 2013, unless sooner terminated in accordance with the Employment Agreement.

WHEREAS, the parties have agreed to a further modification to the Change of Control Agreement and it is now desirable to amend the Change of Control Agreement to reflect consistency with the revised Employment Agreement.

WHEREAS, the Company, Holdings, Group and Everest Services have consented to such amendment.

NOW, THEREFORE, the Change of Control Agreement is hereby amended, effective as of July 1, 2012, by substituting the following for Paragraph F of Section 3 of the Change of Control Agreement:

“F.           This Agreement shall terminate on the earliest of: (i) one year following a Material Change; (ii) termination by Taranto of his employment with Everest Services under circumstances not following a Material Change; (iii) Everest Services’ termination of Taranto’s employment for Due Cause; or (iv) December 31, 2013.  Termination of this Agreement shall not relieve the Everest Parties of their respective obligations to Taranto under this Agreement relating to a Material Change which occurs prior to such termination.”

The parties hereto agree that except as expressly modified by this Amendment, all terms and provisions of the Change of Control Agreement shall continue unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this amendment to the Change of Control Agreement as of July 19, 2012.

EVEREST REINSURANCE	EVEREST REINSURANCE COMPANY
HOLDINGS, INC.

/S/ SANJOY MUKHERJEE	/S/ SANJOY MUKHERJEE
Sanjoy Mukherjee	Sanjoy Mukherjee
Executive Vice President	Executive Vice President

EVEREST RE GROUP, LTD.	EVEREST GLOBAL SERVICES, INC.

/S/ SANJOY MUKHERJEE	/S/ SANJOY MUKHERJEE
Sanjoy Mukherjee	Executive Vice President
Executive Vice President

/S/JOSEPH V. TARANTO
Joseph V. Taranto